Exhibit 10.1
UBER TECHNOLOGIES, INC.
RSU CONVERSION AND DEFERRAL PROGRAM FOR DIRECTORS
(As approved on November 1, 2021 and effective May 9, 2022)
1.Introduction
1.1.Purpose. The purpose of the Program is to provide Directors with the opportunity to convert all or a portion of their Compensation into an RSU Award under the Equity Plan, and the opportunity to defer settlement of all or a portion of their RSU Awards.
1.2.Equity Incentive Plan. RSU Awards made under Section 4 shall be issued under the Equity Plan and shall be subject to the Equity Plan’s terms, and each Share issued under an RSU Award shall be drawn from the Share reserve under the Equity Plan.
1.3.Effective Date. The Program shall be effective on the date of the 2022 annual meeting of the stockholders of the Company (the “Effective Date”) and shall be effective for Compensation earned on and after the Effective Date.
2.Definitions
2.1.“Administrator” means the Compensation Committee of the Board or those persons to whom administration of the Program, or part of the Program, has been delegated as permitted by applicable law and in accordance with the Program.
2.2.“Affiliate” means a Parent, a Subsidiary, or any corporation or other Entity that, directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the Company.
2.3.“Award Agreement” means a written or electronic agreement between the Company and a Participant documenting the terms and conditions of an RSU Award. The term “Award Agreement” will also include any other written agreement between the Company and a Participant containing additional terms and conditions of, or amendments to, an Award.
2.4.“Board” means the Board of Directors of the Company.
2.5.“Code” means the U.S. Internal Revenue Code of 1986, as amended, including any applicable regulations and guidance thereunder.
2.6.“Company” means Uber Technologies, Inc., a Delaware corporation, and any successor.

2.7.“Compensation” means cash compensation Directors earn for services to the Board or a Board committee.
2.8.“Converted RSU Award” means an RSU Award that is made under Section 4.
2.9.“Conversion Date” means the date that Compensation would otherwise become payable to a Participant in the absence of a Deferral Election.
2.10.“Corporate Transaction” means:
2.10.1.the consummation of any consolidation or merger of the Company with any other entity, other than a transaction that would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity or its parent outstanding immediately after such consolidation or merger;
2.10.2.any Exchange Act Person becomes the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the total voting power represented by the Company’s then-outstanding voting securities; provided, however, that for purposes of this Section 2.10.2 the acquisition of additional securities by any one person or Entity who is considered to own more than fifty percent (50%) of the total voting power of the securities of the Company will not be considered a Corporate Transaction;
2.10.3.the consummation of the sale or disposition by the Company of all or substantially all of the Company’s assets, except where such sale, lease, transfer or other disposition is made to the Company or one or more wholly owned Subsidiaries of the Company; or
2.10.4.a change in the effective control of the Company that occurs on the date that a majority of members of the Board is replaced during any twelve (12) month period by members of the Board whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election. For purposes of this Section 2.10.4, if any person or Entity is considered to be in effective control of the Company, the acquisition of additional control of the Company by the same person or Entity will not be considered a Corporate Transaction.
For purposes of this definition, persons or Entities will be considered to be acting as a group if they are owners of an Entity that enters into a merger, consolidation, purchase or acquisition of stock, or similar business transaction with the Company. Notwithstanding any other provisions of the Program, with respect to the payment of amounts subject to Section 409A of the Code, a transaction will not be treated as a “Corporate Transaction” unless the transaction qualifies as a change in control event within the meaning of Section 409A of the Code and the rules and regulations promulgated thereunder.
2.11.“Deferral Election” shall have the meaning as set forth in Section 5.1.

2.12.“Deferral Election Form” means a form on which a Director may make a Deferral Election as provided by the Administrator.
2.13.“Deferred RSUs” means the portion of an RSU Award subject to a Deferral Election.
2.14.“Director” means a member of the Board who (a) is not an employee of the Company or any Affiliate, and who satisfies the requirements of a “non-employee director” within the meaning of Section 16 of the Exchange Act, and (b) is based in the U.S.
2.15.“Disability” means, unless the applicable Award Agreement provides otherwise, that the Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months. The determination of whether an individual has a Disability shall be determined under procedures established by the Administrator. Notwithstanding any other provisions of the Program, with respect to the payment of amounts subject to Section 409A of the Code, a “Disability” shall have occurred only if the Participant is disabled within the meaning of Section 409A(a)(2)(C) of the Code and the rules and regulations promulgated thereunder.
2.16.“Effective Date” shall have the meaning set forth in Section 1.3.
2.17.“Entity” means a corporation, partnership, limited liability company, or other entity.
2.18.“Equity Plan” means the Uber Technologies, Inc. 2019 Equity Incentive Plan, as may be amended from time to time, or any successor plan.
2.19.“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.
2.20.“Exchange Act Person” means any natural person, Entity, or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act), except that “Exchange Act Person” will not include (i) the Company or any Subsidiary of the Company; (ii) any employee benefit plan of the Company or any Subsidiary of the Company or any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Subsidiary of the Company; (iii) an underwriter temporarily holding securities pursuant to a registered public offering of such securities; (iv) an Entity owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company; or (v) any natural person, Entity, or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act) that, as of the “Effective Date” of the Equity Plan, is the owner, directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the combined voting power of the Company’s then outstanding securities.
2.21.“Non-Converted RSU Award” means an RSU Award that is made pursuant to the Company’s Director Compensation Policy and that is not a Converted RSU Award.
2.22.“Parent” means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if each of such corporations other than the Company owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.
2.23.“Participant” means a Director who elects to participate in the Program by making a Deferral Election or an RSU Election.
2.24.“Program” means the Uber Technologies, Inc. RSU Conversion and Deferral Program for Directors, as set forth in this document, as may be amended from time to time.
2.25.“Re-Deferral Election” shall have the meaning set forth in Section 5.4.
2.26.“RSU Award” means a restricted stock unit award granted under the Equity Plan, including Non-Converted RSU Awards and Converted RSU Awards.
2.27.“RSU Election” shall have the meaning set forth in Section 4.1.
2.28.“RSU Election Form” means a form on which a Director may make an RSU Election as provided by the Administrator.
2.29.“Share” means each share of the Company’s common stock issued under an RSU Award.
2.30.“Subsidiary” means any corporation (other than the Company) in an unbroken chain of Entities beginning with the Company if each of the corporation other than the last corporation in the unbroken chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporation in such chain.
3.Eligibility
Directors are eligible to participate in the Program. Any individual who ceases to be eligible to participate in the Program shall continue to be a Participant with respect to amounts previously converted into RSU Awards until amounts payable under the RSU Awards are completely distributed to the Participant in accordance with the Program. By making an RSU Election, the Director shall for all purposes be deemed conclusively to have consented to the provisions of the Program and the Equity Plan.
4.Election to Convert Compensation Into RSU Award
4.1.RSU Election. A Director may elect to convert a designated percentage of any or all of the Director’s Compensation for services performed in a calendar year (including Compensation that would otherwise be paid in the subsequent calendar year) into an RSU Award (“RSU Election”), by properly completing and filing an RSU Election Form in the manner specified by the Administrator. Each RSU Election shall become irrevocable immediately following the applicable deadline for making an RSU Election under Section 4.2, and cannot be modified for any reason thereafter. Unless otherwise specified by the Administrator, an RSU Election applies solely with respect to Compensation payable for services performed in the calendar year specified in the RSU Election Form and does not apply with respect to Compensation payable for services performed in any other calendar year.

4.2.Timing of RSU Election.
4.2.1.Generally, an RSU Election must be made on or before the December 31 preceding the first day of the calendar year for which the RSU Election is to be effective and during which the services related to the Compensation will be performed, or at such earlier time as may be set by the Administrator in its sole discretion.
4.2.2.If an individual first becomes eligible to participate in the Program (including in connection with the adoption of the Program on the Effective Date) during a calendar year, the individual may make an RSU Election for services performed in the calendar year on or before the date that is 30 days after the date on which the individual first becomes eligible to participate in the Program. The RSU Election shall be irrevocable and shall apply only to Compensation earned with respect to services performed after the later of (a) the Effective Date, (b) the date on which the RSU Election Form is received by the Administrator, or (c) such later date as specified by the Administrator in the RSU Election Form.
4.3.Effect of RSU Election. On each date that Compensation would otherwise be paid to the Participant, the portion of the Compensation subject to the RSU Election (to the extent not subject to a Deferral Election) shall be converted from cash into an RSU Award by dividing the dollar amount subject to the RSU Election by the average daily closing price per Share of the Company’s common stock in the month prior to the Conversion Date to determine the number of Shares underlying the RSU Award, with any fractional Share rounded up to the next whole Share.
4.4. Vesting and Issuance of RSU Award. To the extent not subject to a Deferral Election, and unless otherwise specified by the Administrator in an Award Agreement, the Shares underlying an RSU Award shall be fully vested, and shall be issued on or as soon as administratively practicable after the Conversion Date, but in any event within 60 days following the Conversion Date.
4.5.RSU Award Subject to Terms of Equity Incentive Plan. RSU Awards made under this Section 4 (including, for purposes of clarification, such RSU Awards that are subject to a Deferral Election) shall be issued under the Equity Plan. As such, RSU Awards and any Award Agreements governing them are subject to the Equity Plan’s terms, including, by way of example and not limitation, the Equity Plan’s terms regard tax withholding, restrictions on awards and Shares (including clawback/recovery), and corporate events.
5.Election to Defer RSUs
5.1.Deferral Election. A Director may elect to defer the issuance of a designated percentage of any or all of the Shares underlying an RSU Award (a “Deferral Election”), with such number of Shares rounded up to the next whole Share, by properly completing and filing a Deferral Election Form in the manner specified by the Administrator. Each Deferral Election shall become irrevocable immediately following the applicable deadline for making a Deferral Election under Section 5.2, and cannot be modified for any reason thereafter, except as provided in Section 5.4 below. Unless otherwise specified by the Administrator, a Deferral Election applies solely with respect to (a) Converted RSU Awards related to Compensation payable for services that are performed in the calendar year specified in the Deferral Election Form and does not apply with respect to Converted RSU Awards related to Compensation payable for services performed in any other calendar year, or (b) the RSU Award specified in the Deferral Election Form, in the case of a Non-Converted RSU Award. In the Administrator’s discretion, the RSU Election Form and the Deferral Election Form may be set forth in the same document.
5.2.Timing of Deferral Election.
5.2.1.With respect to a Converted RSU Award, a Director must make a Deferral Election with respect to Compensation payable for services performed in a calendar year at the same time that an RSU Election for this Compensation may be made pursuant to Section 4.2.
5.2.2.With respect to a Non-Converted RSU Award, generally, a Deferral Election must be made on or before the December 31 preceding the first day of the calendar year in which the Non-Converted RSU Award is to be issued to the Director. If an individual first becomes eligible to participate in the Program (including in connection with the adoption of the Program on the Effective Date) during a calendar year, the individual may make a Deferral Election with respect to the Non-Converted RSU Award on or before the date that is 30 days after the later of (a) the Effective Date, or (b) the date on which the individual first becomes eligible to participate in the Program. The Deferral Election shall be irrevocable and shall apply only to the portion of the Non-Converted RSU Award earned with respect to services performed on or after the date on which the Deferral Election Form is received by the Administrator.
5.3.Form of Issuance. Unless the Administrator determines otherwise, a Participant may, in the Deferral Election Form, designate that the Shares underlying the Deferred RSUs will be issued in either (i) a single payment or (ii) three annual installments over three years. A Participant may designate a different form of issuance with respect to each RSU Award for which the Participant makes a Deferral Election. If and to the extent that a Participant does not designate the form of issuance in the Deferral Election Form, the Shares underlying the Deferred RSUs pursuant to that Deferral Election Form shall be issued as a single payment.
5.4.Re-deferral Election. In the Administrator’s sole discretion, a Participant may elect to postpone the date of issuance of the Deferred RSUs under Section 6.2 by making an election in the form and manner specified by the Administrator (“Re-deferral Election”). A Re-deferral Election is permissible only if it defers issuance of the underlying Shares for at least five years from the year of the originally scheduled issuance date, does not take effect until at least 12 months after the date on which the Re-deferral Election is made, and otherwise complies with Treasury Regulation § 1.409A-2(b) or its successor. In the event of a Corporate Transaction or the Participant’s Disability or death, however, the underlying Shares shall be issued pursuant to Section 6.3, without regard to any Re-deferral Elections.
6.Issuance of Shares under Deferred RSUs
6.1.Issuance Upon Termination of Service. Unless otherwise specified by the Administrator in an Award Agreement, the Shares underlying a Participant’s Deferred RSUs shall be issued (with respect to a single payment) or begin to be issued (with respect to annual installments) in the form designated by the Participant as soon as administratively practicable after the Participant’s termination of service, but in any case within 90 days following the date of termination of service. The Administrator, in its sole discretion, shall determine whether a Participant has terminated from service and the effective date of such termination.

6.2.In-Service Distribution. Unless otherwise specified by the Administrator in an Award Agreement and notwithstanding Section 6.1, a Participant may elect on the Participant’s Deferral Election Form that the Shares underlying the Deferred RSUs shall be issued (with respect to a single payment) or begin to be issued (with respect to annual installments) in the form designated by the Participant on or as soon as administratively practicable after the in-service distribution date designated by the Participant in the Deferral Election Form; provided, however, that such date is after the third anniversary of the date of the Deferral Election Form, and that if the Participant’s service with the Company terminates for any reason prior to the in-service distribution date, the Shares shall be issued (with respect to a single payment) or begin to be issued (with respect to annual installments) on or about the May 16 following the termination of service (or such other date as may be specified by the Administrator in accordance with Section 409A of the Code).
6.3.Annual Installments. Unless otherwise specified by the Administrator in an Award Agreement, after the initial installment of Shares is issued, all subsequent installment of Shares shall be issued in each subsequent calendar year on the anniversary of the date upon which the initial installment of Shares was issued under Section 6.1. Each annual installment shall be calculated by dividing the number of Shares covered by the Deferred RSUs divided by three; provided, however, that if the foregoing would produce fractional Shares, the number of Shares covered under an RSU Award shall be rounded down to the nearest whole Share and the fractional Share will be accumulated so that the resulting whole Share(s) will be included in the number of Shares covered by the final installment.
6.4.Accelerated Issuance Upon Corporate Transaction, Disability, or Death. Notwithstanding Sections 6.1 and 6.2, and unless otherwise specified by the Administrator in an Award Agreement, upon the occurrence of a Corporate Transaction or the Participant’s Disability or death, the Shares underlying all Deferred RSUs shall be issued in a single payment to the Participant (or the Participant’s beneficiary under Section 6.5, as applicable) as soon as administratively practicable after the applicable event, but in case within 90 days following the applicable event.
6.5.Beneficiary. A Participant may designate a beneficiary and a contingent beneficiary in the form and manner specified by the Administrator. Any beneficiary designation hereunder shall remain effective until properly changed or revoked. A beneficiary designation may be changed by the Participant at any time before the Participant’s death by filing a new designation in writing with the Administrator. If the Participant dies without having designated a beneficiary in accordance with this Section 6.5 or if the Participant dies and the beneficiary so designated by the Participant has predeceased the Participant or otherwise ceased to exist, then the Participant’s estate shall be deemed to be the beneficiary.
6.6.Vesting and Issuance of Shares. Unless otherwise specified by the Administrator in an Award Agreement, the Shares underlying RSU Awards representing Deferred RSUs shall be fully vested, and shall be issued on or as soon as administratively practicable after the applicable issuance date under this Section 6, but no later than March 15th of the calendar year following the calendar year containing the applicable issuance date (or, in the case of death, no later than December 31 of the calendar year following the calendar year in which the Participant died).
7.Nature of Participant’s Interest In Deferred Compensation Under the Program

7.1.No Right to Assets. Participation in the Program does not create, in favor of any Participant, any right or lien in or against any asset of the Company. Nothing contained in the Program, and no action taken under its provisions, will create or be construed to create a trust of any kind, or a fiduciary relationship, between the Company and a Participant or any other person. The Company’s promise to pay benefits under the Program will at all times remain unfunded as to each Participant, whose rights under the Program are limited to those of a general and unsecured creditor of the Company.
7.2.No Right to Transfer Interest. Rights to benefits payable under the Program are not subject in any manner to alienation, sale, transfer, assignment, pledge, or encumbrance. However, the Administrator may recognize the right of an alternate payee named in a domestic relations order to receive all or part of a Participant’s benefits under the Program, but only if (a) the domestic relations order would be a “qualified domestic relations order” within the meaning of Section 414(p) of the Code (if Section 414(p) applied to the Program), (b) the domestic relations order does not attempt to give the alternate payee any right to any asset of the Company, (c) the domestic relations order does not attempt to give the alternate payee any right to receive payments under the Program at a time or in an amount that the Participant could not receive under the Program, and (d) the amount of the Participant’s benefits under the Program are reduced to reflect any payments made or due to the alternate payee.
7.3.No Service Rights. No provisions of the Program and no action taken by the Company or the Administrator will give any person any right to be retained in the service of the Company, and the Company specifically reserves the right and power to terminate the service of any Participant for any reason or no reason and at any time.
8.Administration, Interpretation, and Modification of Program
8.1.Program Administrator. The Administrator will administer all aspects of the Program. The Administrator’s powers include, but are not limited to, the power to adopt rules consistent with the Program, the power to determine requirements and limitations applicable to RSU Elections and Deferral Elections (including, without limitation, additional restrictions as to the minimum or maximum designated percentage or as to the in-service distribution date), the power to decide all questions relating to the interpretation of the terms and provisions of the Program, and the power to resolve all other questions arising under the Program (including, without limitation, the power to remedy possible ambiguities, inconsistencies, or omissions by a general rule or particular decision). The Administrator has full discretionary authority to exercise each of the foregoing powers. Notwithstanding the foregoing, with respect to an RSU Award, the authority to interpret and apply the terms of the Equity Plan and any applicable Award Agreement (including the determination of the extent to which the foregoing provisions are applicable) reside in the person so authorized under the Equity Plan’s terms.
8.2.Incapacity. If the Administrator determines that any Participant entitled to benefits under the Program is unable to care for his or her affairs because of illness or accident, any payment due (unless a duly qualified guardian or other legal representative has been appointed) may be paid for the benefit of such Participant to his or her spouse, parent, brother, sister, or other party deemed by the Administrator to have incurred expenses for such Participant.

8.3.Amendment, Suspension, and Termination. The Compensation Committee of the Board has the right by written resolution to amend, suspend, or terminate the Program at any time, subject to the terms of this Section 8.3. After a Corporate Transaction, no amendment, suspension, or termination that reduces the benefits to which a Participant is entitled under the Program will apply to a Director who, at the time the amendment is adopted, already is a Participant without his or her express written consent. Notwithstanding the foregoing, the Compensation Committee of the Board may amend the Program at any time to the extent necessary to comply with Section 409A of the Code, provided that, to the extent possible, such amendment does not reduce the benefits of a Participant.
8.4.Power to Delegate Authority. The Administrator may, in its sole discretion, delegate to any person or persons all or part of its authority and responsibility under the Program.
8.5.Headings. The headings used in this document are for convenience of reference only and may not be given any weight in interpreting any provision of the Program.
8.6.Severability. If an arbitrator or court of competent jurisdiction determines that any term, provision, or portion of the Program is void, illegal, or unenforceable, the other terms, provisions, and portions of the Program will remain in full force and effect, and the terms, provisions, and portions that are determined to be void, illegal, or unenforceable will either be limited so that they will remain in effect to the extent permissible by law, or such arbitrator or court will substitute, to the extent enforceable, provisions similar thereto or other provisions, so as to provide to the Company, to the fullest extent permitted by applicable law, the benefits intended by the Program.
8.7.Governing Law. The Program will be construed, administered, and regulated in accordance with the laws of California (excluding any conflicts or choice of law rule or principle), except to the extent that those laws are preempted by federal law.
8.8.Complete Statement of Program. The Program contains a complete statement of its terms. A Participant’s right to any benefit of a type provided under the Program will be determined solely in accordance with the terms of the Program. No other evidence, whether written or oral, will be taken into account in interpreting the provisions of the Program. Notwithstanding the preceding provisions of this Section 8.8, for purposes of determining the RSU Award due to a Participant, the Program will be deemed to include the applicable terms of the Equity Plan and any applicable Award Agreement.
8.9.Compliance with Section 409A of the Code. The Program will be interpreted to the greatest extent possible in a manner that makes the Program and the benefits hereunder exempt from Section 409A of the Code, and, to the extent not so exempt, in compliance with Section 409A of the Code. To the extent Section 409A of the Code is applicable, (a) distributions shall only be made in a manner and upon an event permitted under Section 409A of the Code, (b) payments to be made upon a termination of service shall only be made upon a “separation from service” under Section 409A of the Code, (c) each installment payment shall be treated as a separate payment for purposes of Section 409A of the Code, and (d) in no event shall a Participant, directly or indirectly, designate the calendar year in which a distribution is made except in accordance with Section 409A of the Code. In no event will any Participant have a right to payment or reimbursement or otherwise from the Company or its Affiliates, or their successors or assigns, for any taxes imposed or other costs incurred as a result of Section 409A of the Code.

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